UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements for 2013 and Equity Grants for Certain Executive Officers

On February 14, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Audience, Inc. (the “Company”) approved the calendar year 2013 compensation arrangements of and the grants of stock options and restricted stock units (“RSUs” and together with stock options, the “Equity Grants”) to certain executive officers of the Company. On February 15, 2013, based on the recommendation of the Compensation Committee, the Board approved 2013 compensation arrangements of and the Equity Grants to Peter B. Santos. The 2013 compensation arrangements for and Equity Grants to such executive officers are as follows:

Name	Base Salary for 2013	Bonus Target for 2013	Number of Shares Subject to Stock Options Approved on February 14 and 15, 2013	Stock Option per Share Exercise Price	Number of RSUs
Peter B. Santos	$375,000	100%	264,000(1)	$14.28	32,000
President and Chief Executive Officer
Kevin S. Palatnik	315,000	50	33,000	14.42	12,000
Chief FinancialOfficer
Andrew J. Micallef	255,000	50	25,000	14.42	10,000
Vice President of Customer Engineering and Operations
Thomas Spade	235,000	70	30,000	14.42	12,000
Vice President of Sales

(1)	Consists of a Base Option Grant of 84,000 shares and a Performance Option Grant of 180,000 shares.

The base salaries listed for the executive officers in the table above are effective as of February 16, 2013.

The bonus targets specified for the executive officers in the table above are for use under the Company’s 2012 Executive Incentive Compensation Plan. Bonuses are funded based upon the Company’s achievement of financial performance objectives with the key metrics being: (i) GAAP Revenue and (ii) Non-GAAP Operating Income. In his discretion, the Company’s chief executive officer may make up to a twenty percent increase or decrease of an executive officer’s bonus (other than the chief executive officer’s own bonus) based on his subjective determination of the executive officer’s individual achievement during the year.

The shares subject to the Base Option Grant awarded to Mr. Santos began vesting on February 15, 2013, and the shares subject to the stock options awarded to the Company’s other executive officers listed in the table above began vesting on February 14, 2013. Except for the shares subject to the Performance Grant awarded to Mr. Santos, the vesting terms of which are described in the paragraph below, 1/48th of the shares subject to each option shall become vested and exercisable on each monthly anniversary of the date of the stock option grant, subject to the executive officer’s continuous status as a service provider. Each such stock option was granted under the Company’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”).

The vesting of the shares subject to the Performance Grant awarded to Mr. Santos is contingent on an increase of the Company’s stock price. The Company’s stock trading at or above $25, $30, $35 and $40 for 30 trading days, in each such instance, will begin a vesting period for 45,000 of the shares under the Performance Grant whereby each tranche vests as to 1/12th of the shares per month for 12 months. The Performance Grant was granted under the 2011 Plan.

The RSUs listed in the table above granted to Mr. Santos began vesting on February 15, 2013, and the remaining RSUs listed in the table above began vesting on February 14, 2013. 12.5% of the RSUs listed in the table above will become vested on August 14, 2013, and 12.5% of the RSUs will vest every six months thereafter, subject to the executive officer’s continuous status as a service provider. The RSUs were granted under the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: February 21, 2013	By:	/s/ Kevin S. Palatnik
	Name:	Kevin S. Palatnik
	Title:	Chief Financial Officer